UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2024

ALT5 Sigma Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102

Las Vegas, NV 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 702-997-5968

JanOne Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALTS	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2024, Alt5 Sigma Corporation (formerly known as JanOne Inc., the “Company”) entered into Unit Purchase Agreements (each, a “Purchase Agreement”) with three otherwise unaffiliated third-party investors (the “Investors”), pursuant to which (1) one Investor agreed to purchase a unit (the “Unit”), consisting of (i) a non-convertible debenture in the principal amount of up to $1,784,000.00 (the “Big Debenture”), and (ii) a warrant (the “Big Warrant”) for the purchase of up to 400,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (2) the two other Investors each agreed to purchase a Unit, consisting of (i) a non-convertible debenture in the principal amount of up to $404,454.39 (the “Small Debenture”, and, together with the Big Debenture, the “Debentures”) and (ii) a warrant (the “Small Warrant”, and, together with the Big Warrant, the “Warrants”) for the purchase of up 90,909 shares of Common Stock.

The Debentures are unsecured and subordinated to any existing or future debt. The Debentures bear interest thereon at a rate of (i) 1% per month from and after August 20, 2024 (“Original Issue Date”) through and including October 31, 2024, (ii) 3% per month from and after November 1, 2024 through and including January 29, 2025, and (iii) 4% per month from and after January 30, 2025 through and including the date of repayment.

The Big Debenture will be issued with an original issue discount (an “OID”) initially of $171,000.00, which OID can be expanded with up to two potential additions, the first in the amount of $171,000.00 and, thereafter, in the amount of $342,000.00, which OIDs will increase the principal amount owing on the Big Debenture. With the original OID, the initial principal amount owing under the Big Debenture is $1,271,000.00; if, expanded, the principal amount would increase to $1,442,000.00 and, thereafter, potentially to $1,784,000.00. The first potential increase in the Big Debenture OID would occur if the initial principal amount and interest accrued thereon is not paid in full on or before October 31, 2024. The second potential increase in the OID would occur if the initial principal amount (including the first potential increase in the OID) and interest accrued thereon is not paid in full on or before January 29, 2025.

The Small Debenture will be issued with an OID initially of $38,863.17, which OID can be expanded with up to two potential additions, the first in the amount of $38,863.17 and, thereafter, in the amount of $77,728.05, which OIDs will increase the principal amount owing on the Small Debenture. With the original OID, the initial principal amount owing under the Small Debenture is $288,864.17; if, expanded, the principal amount would increase to $327,726.34 and, thereafter, potentially to $405.454.39. The first potential increase in the Big Debenture OID would occur if the initial principal amount and interest accrued thereon is not paid in full on or before October 31, 2024. The second potential increase in the OID would occur if the initial principal amount (including the first potential increase in the OID) and interest accrued thereon is not paid in full on or before January 29, 2025.

The final maturity date for each of the Debentures is April 28, 2025.

The Big Warrant will be exercisable, at an exercise price of $1.71 per share, as follows: (i) 100,000 shares of Common Stock as of Original Issue Date, (ii) contingently for an additional 100,000 shares of Common Stock as of October 31, 2024, if, as of such date, the Company has not repaid in full its obligations under the Big Debenture, and (iii) contingently for an additional 200,000 shares of Common Stock as of January 29, 2025, if, as of such date, the Company has not repaid in full its obligations under the Big Debenture.

The Small Warrant will be exercisable, at an exercise price of $1.71 per share, as follows: (i) 22,727 shares of Common Stock as of Original Issue Date, (ii) contingently for an additional 22,727 shares of Common Stock as of October 31, 2024, if, as of such date, the Company has not repaid in full its obligations under the Small Debenture, and (iii) 45,455 shares of Common Stock as of January 29, 2025, if, as of such date, the Company has not repaid in full its obligations under the Small Debenture.

The Company is filing a Prospectus Supplement in respect of this transaction, the registered securities thereunder consisted of the shares issuable upon the exercises of the initial tranche and the contingent second tranche of each of the Warrants. Each Investor is required to exercise the initial tranche of each Warrant within 15 days of the Original Issue Date. Upon the vesting of each contingent tranche of a Warrant vest, each Investor shall exercise such vested, contingent tranche within 15 days of the vesting of such contingent tranche. If the Company consummates any equity or debt financing before satisfying in full its obligations under the Debentures, then 50% of every net dollar received by the Company from any such financing transaction shall be paid by the Company to the holders of the Debentures, on a pro rata basis, as a mandatory pre-payment thereof. In the event the Company has repaid all sums owing under a Debenture to the Investor, except for an amount equal to any non-conditional OID, the Company has the right, not the obligation, to exercise the vested portion of the Warrant held by the Debenture holder through a set-off of any or all such unpaid OID, on a dollar-for-dollar basis. The Warrants also feature a “cashless” exercise provision. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrant.

Mint Capital Advisors Ltd., a Bahamian registered broker-dealer, acted as the financial advisor to the Company (the “Advisor”) for the Company in connection with the sale of the Units. In connection with the closing of the sales, the Advisor received fees in an amount equivalent to 7.5% of the aggregate $1,600,000.00 tendered to us in connection with the sale of the three debentures.

The representations, warranties, and covenants contained in each Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties, and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreements, the Debentures, and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Purchase Agreements, the Debentures, and the Warrants, a copy of each of which is filed herewith as Exhibits 10.110, 10.111, 10.112, 10.113, 10.114, and 10.115, respectively, to this Current Report on Form 8-K and each is incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above related to the Units, consisting of the Debentures and the Warrants, is incorporated herein by reference into this Item 3.02. The Units were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as the transaction did not involve any public offering. Accordingly, none of the Units, the Debentures and Warrants included in the Units, and the shares of Common Stock issuable upon the exercise of the Warrants was registered under the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Clark Hill LLP
10.110	Form of Unit Purchase Agreement for the “Big Debenture” and “Big Warrant,” dated August 20, 2024.
10.111	Form of Non-Convertible Debenture for the “Big Debenture,” dated August 20, 2024.
10.112	Form of Common Stock Purchase Warrant for the “Big Warrant,” dated August 20, 2024.
10.113	Form of Unit Purchase Agreement for the “Small Debenture” and “Small Warrant,” dated August 20, 2024.
10.114	Form of Non-Convertible Debenture for the “Small Debenture,” dated August 20, 2024.
10.115	Form of Common Stock Purchase Warrant for the “Small Warrant,” dated August 20, 2024.
23.1	Consent of Clark Hill LLP (included in Exhibit 5.1)
23.2	Consent of Hudgens CPA, PLLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JanOne Inc.

By:	/s/ Tony Isaac
Name:	Tony Isaac
Title:	President and Chief Executive Officer

Dated: August 23, 2024